Exhibit 5.1

July 9, 2024

811 Main Street, Suite 3700

Houston, TX 77002

Tel: +1.713.546.5400 Fax: +1.713.546.5401

www.lw.com

FIRM / AFFILIATE OFFICES

Austin              Milan

Beijing              Munich

Boston              New York

Brussels            Orange County

Century City    Paris

Chicago            Riyadh

Dubai                San Diego

Düsseldorf       San Francisco

Frankfurt          Seoul

Hamburg           Silicon Valley

Hong Kong      Singapore

Houston           Tel Aviv

London             Tokyo

Los Angeles    Washington, D.C.

Madrid

Oklo Inc.

3190 Coronado Dr.

Santa Clara, CA 95054

Re:	Registration Statement on Form S-8

To the addressee set forth above:

We have acted as special counsel to Oklo Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of (i) up to 10,432,749 shares (the “2016 Plan Shares”) of Class A common stock of the Company, $0.0001 par value per share (“Common Stock”), issuable under the Oklo Inc. 2016 Stock Incentive Plan (the “2016 Plan”), (ii) up to 27,305,265 shares (the “2024 Plan Shares”) of Common Stock, issuable under the Oklo Inc. 2024 Equity Incentive Plan (the “2024 Plan”) and (iii) up to 2,441,926 shares of Common Stock (together with the 2016 Plan Shares and the 2024 Plan Shares, the “Shares”) issuable under the Oklo Inc. 2024 Employee Stock Purchase Plan (together with the 2016 Plan and the 2024 Plan, the “Plans”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 9, 2024 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to any other laws.

July 9, 2024 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration not less than par value in the circumstances contemplated by the Plans, assuming in each case that the individual grants or awards under the Plans are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP